EXHIBIT 10.2
AMENDED AND RESTATED
HAMILTON LANE INCORPORATED
EMPLOYEE SHARE PURCHASE PLAN
Section 1.    Purpose.
The purpose of the Amended and Restated Hamilton Lane Incorporated Employee Share Purchase Plan is to provide employees of Hamilton Lane Incorporated and its Designated Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Common Shares. The Plan amends and restates in its entirety the Hamilton Lane Incorporated Employee Share Purchase Plan and is effective as of the Effective Date. In order to allow participation in the Plan by Employees of Designated Subsidiaries that are not corporations, the Plan will be operated as a non-qualified plan and is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.
Section 2.    Definitions.
(a)    “Account” means the bookkeeping account established and maintained by the Company for each Participant to which shall be credited all Contributions made on behalf of the Participant pursuant to Section 6(b) of the Plan.
(b)    “Base Salary” means total base salary received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Base Salary excludes overtime, shift differentials, bonuses, commission and incentive compensation, relocation expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any share option, share purchase, or similar plan of the Company or any Designated Subsidiary.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Code” means the Internal Revenue Code of 1986, as amended.
(e)    “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time.
(f)    “Common Shares” means the Class A common shares of the Company.
(g)    “Company” means Hamilton Lane Incorporated, a Delaware corporation and any successor thereto.
(h)    “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of:
(i)    sick leave;

(ii)    military leave;
(iii)    approved primary caregiver leave;
(iv)    any other leave of absence approved by the Company’s Human Resources Department (provided that leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time); or
(v)    transfers between locations of the Company or between the Company and its Designated Subsidiaries.
(i)    “Contributions” means all payroll deductions (or other contributions permitted hereunder) which are credited to the Account of a Participant pursuant to Section 6(b) of the Plan.
(j)    “Designated Broker” means the stock brokerage or other financial services firm designated by the Committee to hold Common Shares purchased by Participants under the Plan.
(k)    “Designated Subsidiary” means a subsidiary that has been designated by the Committee in its sole discretion as having Employees eligible to participate in the Plan.
(l)    “Effective Date” means January 1, 2026.
(m)    “Employee” means any person, including any Officer, who is a common-law employee of the Company or a Designated Subsidiary.
(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(o)    “Fair Market Value” shall mean the following, arrived at by a good-faith determination of the Committee:
(i)    the closing price of the Common Shares on a registered securities exchange or an over-the-counter market on the applicable date; or
(ii)    such other method of determining fair market value that is adopted by the Committee.
(p)    “Offering Date” means the first business day of each Offering Period of the Plan.
(q)    “Offering Period” means a period of three (3) months commencing on January 1, 2026, and each January 1, April 1, July 1, and October 1 thereafter (or at such other times as may be determined by the Committee), during which an Employee can set aside payroll deductions (or make other funds available to the extent permitted by the Company for Employees of foreign jurisdictions) for use in purchasing Common Shares.

(r)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)    “Participant” means an Employee of the Company or a Designated Subsidiary who elects to participate in the Plan pursuant to the provisions of Section 5.
(t)    “Plan” means this Amended and Restated Hamilton Lane Incorporated Employee Share Purchase Plan, effective as of January 1, 2026.
(u)    “Purchase Date” means the last trading day of each Offering Period.
(v)    “Purchase Price” means with respect to an Offering Period, an amount equal to 85% of the Fair Market Value of a Common Share on the Purchase Date.
(w)    “Share” means a full Common Share, as adjusted in accordance with Section 16 of the Plan.
(x)    “Subscription Agreement” means the enrollment agreement completed by an Employee electing to participate in the Plan in accordance with Section 5.
(y)    “Subscription Date” means the date that is two (2) weeks prior to the first calendar day of the first Offering Period to which the Subscription Agreement applies.
Section 3.    Eligibility.
(a)    General Rule. With respect to any Offering Period, any Employee on the Offering Date for such Offering Period shall be eligible to participate in the Plan during such Offering Period subject to the requirements of Section 3(b).
(b)    Exceptions to the General Rule. Unless otherwise determined by the Committee, no Employee shall be eligible to participate in the Plan for an Offering Period if:
(i)    immediately after commencement of such participation, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company;
(ii)    such participation would permit the Employee to purchase Common Shares under the Plan at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Common Shares (determined as of the Purchase Date) for each calendar year in which such Employee participated in the Plan at any time;
(iii)    such participation would permit the Employee to purchase during the Offering Period a number of Common Shares that exceeds the number of Common Shares determined by dividing $6,250 by the Fair Market Value of a Common Share on the Purchase Date; or

(iv)    the Employee is employed as a co-op or is an intern or temporary or contingent/agency employee.
(c)    Non-Employee Directors. Non-employee directors of the Company are not eligible to participate in the Plan.
Section 4.    Offering Periods.
The Plan shall be implemented through Offering Periods. Offering Periods shall continue until either (i) the Committee decides, in its sole discretion, that there will be no further Offering Periods because the Common Shares remaining available under the Plan are insufficient to make offerings to all Employees, or (ii) the Plan is terminated in accordance with Section 17 of the Plan.
Section 5.    Participation.
(a)    Initial Participation. An Employee may become a Participant on the first applicable Offering Date by delivering to the Company or the Designated Broker a Subscription Agreement indicating the Employee’s election to participate in the Plan and authorizing payroll deductions (or other approved method of payment for Shares). With respect to a particular Offering Period, the Subscription Agreement must be delivered no later than the Subscription Date. The Subscription Agreement may be submitted electronically, as directed by the Company. An Employee who becomes eligible to participate in the Plan and completes and submits a Subscription Agreement in accordance with this Plan following the Subscription Date for an Offering Period shall not be eligible to participate during that Offering Period but may participate in any subsequent Offering Period provided such Employee is still eligible to participate in the Plan as of the Offering Date of any subsequent Offering Period. The Committee may, from time to time, change the Subscription Date applicable to any Offering Period as deemed advisable in its sole discretion for proper administration of the Plan.
(b)    Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately following each Offering Period in which the Participant participates unless he or she:
(i)    ceases to be eligible as provided in Section 3 above;
(ii)    withdraws from the Plan pursuant to Section 9(a) below; or
(iii)    terminates employment as provided in Section 9(b).
If a Participant automatically participates in a subsequent Offering Period pursuant to this Section 5(b), then the Participant is not required to complete and submit any additional Subscription Agreement for any such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may complete and submit a Subscription Agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective Subscription Agreement.
(c)    Payroll Deductions. The Subscription Agreement shall set forth the percentage of the Participant’s Base Salary (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Payroll deductions shall commence on the first full payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of a given Offering Period, unless sooner terminated by the Participant as provided in Section 9 of the Plan.
Section 6.    Method of Payment of Contributions.
(a)    Limitations on Payroll Deduction Elections. Contributions during an Offering Period may be paid for only by means of payroll deductions accumulated during the Offering Period from the Participant’s regularly scheduled pay checks; provided, however, that a Participant who resides in a foreign jurisdiction that does not permit payroll deductions may make Contributions in such other method as may be permitted by the Company. A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifty percent (50%) (or such lesser or greater percentage as the Committee may establish from time to time before an Offering Date) of such Participant’s Base Salary on each payday during the Offering Period.
(b)    Participant Accounts. All Contributions authorized by a Participant shall be credited to the Account established under the Plan for the Participant. The monies represented by such Account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such Account.
(c)    Changes or Discontinuation of Contributions. A Participant may not increase or decrease his or her Contributions during an Offering Period. However, any Subscription Agreement completed and submitted by the Participant no later than the Subscription Date for the next Offering Period which specifies a different Contribution amount per pay check (whether increasing or decreasing such amount) shall take effect as of such Offering Date. A Participant may discontinue his or her participation in the Plan as provided in Section 9.
(d)    Company’s Rights to Adjust Contributions. Notwithstanding anything to the contrary, to the extent necessary to comply with Sections 3(b)(ii) and (iii) above, a Participant’s Contributions may be decreased during any Offering Period scheduled to end during the current calendar year to a percentage less than that elected by the Participant, including to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.

Section 7.    Purchase of Shares.
(a)    Right to Purchase Shares. On each Purchase Date, each eligible Employee participating in such Offering Period shall purchase that number of full Shares determined by dividing such Employee’s Account balance as of such Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11. Any amount remaining in the Employee’s Account following the purchase shall be carried over to the next Offering Period or, if the Employee has elected not to participate in the Plan during the next Offering Period, shall be returned to the Employee.
(b)    General Rule. Unless a Participant withdraws from the Plan as provided in Section 9, the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period by applying the amount in the Participant’s Account to the purchase of that number of full Shares determined by dividing such amount by the Purchase Price. The Shares purchased upon exercise of a purchase right hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s right to purchase Shares hereunder is exercisable only by the Participant.
(c)    Pro Rata Allocation. If the total number of Shares to be purchased by Participants under the Plan exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available in a uniform and non-discriminatory manner. In such event, the payroll deductions to be made pursuant to the authorizations therefore shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant.
(d)    Tax Withholding. The Company and each Designated Subsidiary shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax withholding obligations with respect to purchases of Shares made under this Plan, including (without limitation) by withholding tax amounts from other amounts then payable to an Employee.
Section 8.    Delivery of Shares and Dividends.
(a)    Delivery of Shares. As soon as administratively practicable after a Purchase Date, the number of Shares purchased by each Participant shall be registered in the name of each Participant, as appropriate, and deposited into an account established in the Participant’s name with the Designated Broker.
(b)    Dividends. Dividends paid in the form of cash, Shares, or other non-cash consideration with respect to the Common Shares in a Participant’s Account shall be credited to such Account. However, if a Participant holding Shares in any Account is subject to withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by the Company net of the applicable withholding taxes on such dividends, which taxes shall be withheld by the Company and paid to the appropriate tax authorities. The Company or any other Designated Subsidiary employing each Participant shall annually notify the Participant, as part of its periodic reporting obligations under applicable laws, of the amount of such withholding applicable to dividends on the Participant’s Shares in an Account, in order to enable the Participant to apply for any applicable tax credit in each country in which the Participant is subject to taxes on such dividends.
Section 9.    Voluntary Withdrawal; Termination of Employment.
(a)    Withdrawal During an Offering Period. A Participant cannot withdraw any portion of his or her Account balance under the Plan during an ongoing Offering Period. If the Participant reduces his or her Contributions to zero for a subsequent Offering Period pursuant to Section 6(c), such Participant shall be deemed to withdraw from such subsequent Offering Period, and such Participant’s Account balance will be paid to him or her as soon as administratively practicable after the Offering Date of such subsequent Offering Period.
(b)    Termination of Employment. Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, his or her Account balance will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her purchase right will be automatically terminated. For purposes of this Section 9(b), a Participant will be deemed to have terminated his or her Continuous Status as an Employee on the date on which he or she gives written or verbal notice of his or her interest to terminate employment (for reasons other than approved retirement).
Section 10.    Interest.
No interest shall accrue on the Contributions credited to a Participant’s Account under the Plan.
Section 11.    Shares.
(a)    Shares Subject to the Plan. The maximum number of Common Shares which may be sold under the Plan is 1,000,000. Such Common Shares may be either authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares, as the Board may from time to time determine. In the event that there is an increase or decrease in the number of issued Common Shares by reason of any cause such as a share split, reorganization, recapitalization, combination or exchange of shares, merger, consolidation, or any other change in the corporate structure without receipt or payment of consideration by the Company (see Section 16 below), the number of Shares then remaining for issue under the Plan shall, in each such event, be adjusted by the Committee in proportion to the change in issued Common Shares resulting from such cause.
(b)    Shareowner Rights. The Participant shall have no interest or voting right in Shares covered by his or her purchase right until such purchase right has been exercised.
(c)    Registering of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.
Section 12.    Administration.

(a)    General. The Plan shall be administered by the Committee.
(b)    Authority of the Board. The Committee shall have the authority:
(i)    to construe and interpret the Plan;
(ii)    to determine eligibility for participation under the Plan; and
(iii)    to establish, amend or waive rules, procedures and regulations for its administration (including, but not limited to, prescribing the forms and terms of instruments for Participants’ Common Share subscriptions and beneficiary designations).
Offerings under the Plan may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time. Decisions of the Committee shall be final binding on all parties having an interest in the Plan.
(c)    Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.
(d)    Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Common Share offering made under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith.
Section 13.    Designation of Beneficiary.
A Participant may file a written designation of a beneficiary or beneficiaries who are to receive any of the benefits under this Plan in the form of Common Shares and/or cash in the event of such Participant’s death prior to delivery of such benefits. Such designation of beneficiary or beneficiaries may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by the Participant, the Committee shall deliver such benefits to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Committee shall deliver such benefits to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such benefits to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in such benefits credited to the Participant under the Plan.
Section 14.    Transferability.
Neither Contributions credited to a Participant’s Account nor any rights with regard to the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.
Section 15.    Reports.
Statements of Account will be provided to participating Employees by the Company or the Designated Broker at least annually.
Section 16.    Adjustments Upon Changes in Capitalization; Corporate Transactions.
Subject to any required action by the shareowners of the Company, in the event of a share split, share dividend, reorganization, recapitalization, reclassification or combination of shares, merger, consolidation, spinoff, sale of assets or similar event, the Committee, in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems equitable, including but not limited to the following:
(a)    the number and kind of shares or other securities that are reserved for issuance under the Plan;
(b)    the number and kind of shares or other securities that are subject to outstanding purchase rights;
(c)    the appropriate Fair Market Value and other price determination applicable to the purchase rights, and/or;
(d)    any other affected term of such purchase right.
The Committee shall make all determinations under this Section 16, and all such determinations shall be conclusive and binding.
Section 17.    Amendment or Termination.
(a)    The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, that no such amendment shall be effective, without approval of the shareowners of the Company, if shareowner approval of the amendment is required by Rule 16b-3 under the Exchange Act or any successor rule. The Committee also may terminate the Plan or an Employee’s participation in the Plan at any time; provided, however, that the Committee shall not have the right to modify, cancel, or amend any outstanding Contributions or Shares issued pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.
(b)    Without shareowner consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Salary, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan. Examples of circumstances where the Committee may make amendments without shareowner approval include, without limitation, amendments that would:
(i)    for the purpose of making formal, minor, administrative or technical modifications to any of the provisions of the Plan, including amendments of a “housekeeping” nature;
(ii)    to correct any ambiguity, defective provision, error or omission in the provisions of this Plan;
(iii)    to make any amendment that may be required to give effect to, or address, any changes in tax laws, accounting policies, securities laws or other applicable laws; or
(iv)    any other amendment that does not require shareowner approval under applicable laws or the rules of any securities exchange under which the Common Shares are registered.
(c)    Notwithstanding the foregoing, shareowner approval shall be required for any amendment:
(i)    to increase the maximum number of Common Shares issuable under the Plan;
(ii)    to change the designation of subsidiaries whose employees may purchase Common Shares under the Plan; or
(iii)    to this Section 17.

Section 18.    Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 19.    Conditions for Issuance of Shares.
Shares shall not be issued with respect to the Plan unless such Shares and the issuance and delivery of such Shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to an Employee’s participation in the Plan, the Company may require the person to represent and warrant that any Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 20.    Term of Plan; Effective Date.
The Plan shall become effective on the Effective Date. It shall continue in effect until all of the Shares authorized for issuance under the Plan have been exhausted, unless sooner terminated under Section 17.
Section 21.    Compliance with Rule 16b-3.
The terms and conditions of purchase rights granted hereunder to and the purchase of Shares by Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
Section 22.    Merger or Asset Sale.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity, the Plan shall be assumed by the successor entity. In the event that the successor entity refuses to assume the Plan, any Offering Period then in progress shall be shortened by setting a new Purchase Date and any Offering Period then in progress shall end on the new Purchase Date. The new Purchase Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each

Participant in writing, at least ten (10) Business Days prior to the new Purchase Date, that the Purchase Date has been changed to the new Purchase Date and that the purchase of Shares shall be exercised automatically on the new Purchase Date.
Section 23.    Equal Rights and Privileges.
All Employees of the Company (or of any Designated Subsidiaries) will have equal rights and privileges under this Plan.
Section 24.    General Provisions.
(a)    Employment. Nothing in the Plan or in any related instrument shall confer upon any Employee Participant or other Employee any right to continue in the employ of the Company or any Designated Subsidiary or shall affect the right of the Company or any Designated Subsidiary to terminate the employment of any Employee Participant or other Employee with or without cause.
(b)    Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, except to the extent governed or superseded by the laws of the United States.
(c)    No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board in accordance with the terms and provisions of the Plan.
(d)    Successors. All obligations of the Company under the Plan, with respect to purchase rights thereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
(e)    Severability. In the event that any provision of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid and unenforceable in any other jurisdiction.
Section 25.    Compliance with Laws.
It is the Employee’s obligation to comply with all applicable laws in respect of such Employee’s participation in the Plan, including all reporting and filing obligations to applicable regulatory authorities in connection therewith.